Exhibit 10.1

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Agreement”), dated as of November 22, 2022, by and among IG Acquisition Corp., a Delaware corporation (“SPAC”), PlayUp Limited, an Australian public company with Australian Company Number (ACN) 612 529 307 (the “Company”), Maple Grove Holdings Public Limited Company, a public limited company incorporated in the Republic of Ireland with registered number 725881 (“Parent” and, together with SPAC and the Company, collectively, the “Parties” and each a “Party”), and Project Maple Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub” and, together with the Parties, collectively, the “BCA Parties” and each a “BCA Party”).

WHEREAS, each of the BCA Parties is a party to that certain Business Combination Agreement, dated as of September 22, 2022 (the “BCA);

WHEREAS, each of the Parties is a party to that certain Scheme Implementation Deed, dated as of September 22, 2022 (the “SID”).

WHEREAS, each of the BCA Parties desires to amend the BCA.

WHEREAS, each of the Parties desires to amend the SID.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, each of the BCA Parties hereby agrees as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the BCA.

2. Amendments.

(a) The definition “SPAC Competing Transaction” in Section 1.01 of the BCA is hereby deleted in its entirety.

(b) Section 7.03(a) of the BCA is hereby deleted in its entirety and replaced with the words “Intentionally omitted.”

(c) Section 7.03(b) of the BCA is hereby deleted in its entirety and replaced with the words “Intentionally omitted.”

(d) Clause 9.1 of the SID is hereby deleted in its entirety and replaced with the words “Intentionally omitted.”

(e) Clause 9.2 of the SID is hereby deleted in its entirety and replaced with the words “Intentionally omitted.”

(f) Clause 9.3 of the SID is hereby deleted in its entirety and replaced with the words “Intentionally omitted.”

(g) Clause 9.4 of the SID is hereby deleted in its entirety and replaced with the words “Intentionally omitted.”

(h) Clause 9.5 of the SID is hereby deleted in its entirety and replaced with the words “Intentionally omitted.”

3. Automatic Termination.

(a) Pursuant to Section 9.01(b) of the BCA, each of SPAC and the Company hereby agrees that, if either (i) SPAC provides the Company with written notice that it has agreed final terms (such as a letter of intent) with a third party to enter into a business combination and intends to enter into those business combination terms with the third party or (ii) the Company provides SPAC with written notice that it has agreed final terms (such as a letter of intent) with a third party to enter into a business combination or sale agreement and intends to enter into those business combination or sale agreement terms with the third party, at the time any such notice is delivered (the “Termination Time”) the BCA shall be automatically terminated in its entirety (without any further action or acknowledgement of any BCA Party required) and shall, notwithstanding anything to the contrary in Article IX of the BCA, thereafter and forever be void and of no further force and effect.

(b) Pursuant to clause 11.4 of the SID, each of the Parties hereby agrees that, if either (i) SPAC provides the Company and Parent with written notice that it has agreed final terms (such as a letter of intent) with a third party to enter into a business combination and intends to enter into those business combination terms with the third party or (ii) the Company and Parent provides SPAC with written notice that they have agreed final terms (such as a letter of intent) with a third party to enter into a business combination and intend to enter into those business combination terms with the third party, at the Termination Time the SID shall be automatically terminated in its entirety (without any further action or acknowledgement of any Party required) and shall, notwithstanding anything to the contrary in clause 11.3 of the SID, thereafter and forever be void and of no further force and effect.

(c) Each of the BCA Parties further hereby agrees that if the BCA and SID are terminated pursuant to Section 3(a) and Section 3(b) of this Agreement, each Ancillary Agreement entered into prior to the Termination Time shall be automatically terminated in its entirety and thereafter and forever be void and of no further force or effect.

4. Release.

(a) If the BCA and SID are terminated pursuant to Section 3(a) and Section 3(b) of this Agreement, at the Termination Time SPAC, for itself and on behalf of each of its Affiliates, equity holders, partners, joint venturers, lenders, administrators, representatives, stockholders, parents, subsidiaries, officers, directors, attorneys, employees, agents, legatees, devisees, executors, trustees, beneficiaries, insurers, predecessors, successors, heirs and assigns, shall absolutely, forever and fully release and discharge each of the Company, Parent and Merger Sub and its Affiliates and each of their respective present and former direct and indirect equity holders, directors, officers, employees, predecessors, partners, stockholders, joint venturers, administrators, representatives, affiliates, attorneys, agents, brokers, insurers, parent entities, subsidiary entities, successors, heirs, and assigns, and each of them, from all claims, contentions, rights, debts, liabilities, demands, accounts, reckonings, obligations, duties, promises, costs, expenses (including, without limitation, attorneys’ fees and costs), liens, indemnification rights, damages, losses, actions, and causes of action, of any kind whatsoever, whether due or owing in the past, present or future and whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether known or unknown, suspected or unsuspected, asserted or unasserted, fixed or contingent, matured or unmatured, with respect to, pertaining to, based on, arising out of, resulting from or relating to the BCA, the SID, the Ancillary Agreements and the Transactions (the “SPAC Released Claims”).

(b) If the BCA and SID are terminated pursuant to Section 3(a) and Section 3(b) of this Agreement, at the Termination Time each of the Company, Parent and Merger Sub, for itself and on behalf of its Affiliates, equity holders, partners, joint venturers, lenders, administrators, representatives, stockholders, parents, subsidiaries, officers, directors, attorneys, employees, agents, legatees, devisees, executors, trustees, beneficiaries, insurers, predecessors, successors, heirs and assigns, shall absolutely, forever and fully release and discharge SPAC and its Affiliates and each of their respective present and former direct and indirect equity holders, directors, officers, employees, predecessors, partners, stockholders, joint venturers, administrators, representatives, affiliates, attorneys, agents, brokers, insurers, parent entities, subsidiary entities, successors, heirs, and assigns, and each of them, from all claims, contentions, rights, debts, liabilities, demands, accounts, reckonings, obligations, duties, promises, costs, expenses (including, without limitation, attorneys’ fees and costs), liens, indemnification rights, damages, losses, actions, and causes of action, of any kind whatsoever, whether due or owing in the past, present or future and whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether known or unknown, suspected or unsuspected, asserted or unasserted, fixed or contingent, matured or unmatured, with respect to, pertaining to, based on, arising out of, resulting from or relating to the BCA, the SID, the Ancillary Agreements and the Transactions (the “Company Released Claims.” and together with the SPAC Released Claims, the “Released Claims”).

(c) Each of the BCA Parties acknowledges that, if the BCA and SID are terminated pursuant to Section 3(a) and Section 3(b) of this Agreement, there is a risk that subsequent to the execution of this Agreement, a BCA Party may discover, incur or suffer Released Claims that were unknown or unanticipated at the time of the execution of this Agreement, and which, if known on the date of the execution of this Agreement, might have affected such BCA Party’s decision to enter into and execute this Agreement. Each of the BCA Parties hereby agrees that, by reason of the releases contained herein, each of the BCA Parties is assuming the risk of such unknown Released Claims and agrees that this Agreement applies to all Released Claims, including unknown Released Claims.

(d) Each of the BCA Parties acknowledges that it is familiar with Section 1542 of the Civil Code of the State of California (“Section 1542”), which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each of the BCA Parties hereby waives and relinquishes any rights and benefits that such BCA Party may have under Section 1542 or any similar statute or common law principle of any jurisdiction. Each of the BCA Parties acknowledges that it may hereafter discover facts in addition to or different from those that such BCA Party now knows or believes to be true with respect to the subject.

(e) Each of the BCA Parties covenants not to bring any Released Claim before any court, arbitrator, or other tribunal in any jurisdiction, whether as a claim, a cross-claim, counterclaim or otherwise.

(f) For the avoidance of doubt, the Released Claims do not include any claim for a breach of this Agreement and nothing in this Agreement is intended to (or shall) prevent any BCA Party from enforcing its rights under this Agreement.

(g) Publicity. The Company, Parent and Merger Sub acknowledge that SPAC will file a Current Report on Form 8-K with the SEC disclosing the existence, contents and purpose of this Agreement, which disclosure may be repeated and updated in subsequent filings by SPAC with the SEC. SPAC acknowledges that the Company will disclose the existence, contents and purpose of this Agreement to its shareholders and the ASIC, which disclosure may be repeated and updated in subsequent filings by the Company with the ASIC. Except as set forth in the preceding two sentences or disclosure or communications required by applicable Law or in response to any request by any Governmental Agency of competent jurisdiction, none of the BCA Parties shall issue any press release or make any other public disclosure with respect to the other BCA Parties or the Transactions without the prior written consent of such other BCA Parties.

(h) Successors and Assigns. This Agreement shall be binding upon and enforceable against, and shall inure to the benefit of, each of the BCA Parties and its successors, legal representatives, administrators and assigns.

(i) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement and all claims and causes of action arising hereunder shall be governed by, and construed in accordance with, the Law of the State of Delaware applicable to contracts executed in and to be performed in that State with the exception of (and to the extent mandatorily required) any provisions relating to the SID that are required to be governed by the Law of the Commonwealth of Australia, which shall be governed by such Law. Each of the BCA Parties hereby irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, if (and only if) the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, the Superior Court of the State of Delaware (Complex Commercial Litigation Division) or, if (and only if) the Superior Court of the State of Delaware (Complex Commercial Litigation Division) declines to accept jurisdiction over a particular matter, any federal court located in the State of Delaware, and any appellate courts therefrom (collectively, the “Chosen Courts”). Each of the BCA Parties further agrees that notice as provided in the BCA shall constitute sufficient service of process and each of the BCA Parties further waives any argument that such service is insufficient. Each of the BCA Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the Chosen Court as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any Chosen Court or from any legal process commenced in the Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. In the event any provision of any Ancillary Agreement in any way conflicts with the provisions of this Agreement (except where a provision therein expressly provides that it is intended to take precedence over this Agreement), this Agreement shall control. EACH OF THE BCA PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

(j) Entire Agreement; Amendment. This Agreement represents the entire understanding and agreement among the BCA Parties with respect to the subject matter hereof. This Agreement may not be amended, modified or supplemented except pursuant to a written instrument making specific reference to this Agreement that identifies itself as an amendment, modification or supplement to this Agreement and that is signed by each of the BCA Parties.

(k) Counterparts. This Agreement may be executed and delivered (including executed manually or electronically via DocuSign or other similar services and delivered by portable document format (pdf) transmission) in one or more counterparts, and by the different BCA Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery by email to counsel for another BCA Party of a counterpart executed by a BCA Party shall be deemed to meet the aforementioned requirements.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the BCA Parties has caused this Agreement to be executed by a duly authorized signatory as of the date first written above.

IG ACQUISITION CORP.

By:
Name:	Christian Goode
Title:	Chief Executive Officer

PLAYUP LIMITED ACN 612 529 307

By:
Name:	Daniel Simic
Title:	Director

By:
Name:	Richard Sapsford
Title:	Director

MAPLE GROVE HOLDINGS PLC

By:
Name:	Michael Garrard
Title:	Director

PROJECT MAPLE MERGER SUB, LLC

By:
Name:	Michael Garrard
Title:	Director

[Signature Page to Amendment Agreement]